                                                            EXHIBIT 4.5
                                                            -----------
                                                            Page 1 of 2


                            STOCK OPTION CERTIFICATE
                                (Non-Assignable)


                          To Purchase Common Stock of
                                   ADVO, Inc.
                       Issued Pursuant to the 1988 Stock
                     Option Plan of ADVO, Inc., as amended


       THIS CERTIFIES that on _________________, (the "Holder") was granted an option ("Option") to purchase at the Option Price of $________ per share all or any part of _____________________________ paid and non-assessable shares ("Shares") of the Common Stock (par value of $.01 per share) of ADVO, Inc. ("Company"), a Delaware corporation, upon and subject to the following terms and conditions:

       This Option shall expire on _________________.

       This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

       This Option may not be exercised until the first anniversary of this Option's date of grant; 25% of the Shares subject to this Option may be purchased on or after the first anniversary of the Option's date of grant, and an additional 25% of the Shares subject to this Option may be purchased on or after each of the second, third and fourth anniversaries, respectively, of this Option's date of grant, but prior to the Option's expiration date.

       The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Company's 1988 Stock Option Plan, as amended (the "Plan"), the terms and conditions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his receipt of this certificate. A determination of the Board of Directors or the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Board of Directors or the Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

       WITNESS the seal of the Corporation and the signatures of its duly authorized officers.



    Date:
           ----------------------
    (SEAL)                              ADVO, Inc.
                                        By
                                           -------------------------
                                           Chairman

    ATTEST:
    By:
         ----------------------
         Secretary



    RECEIPT ACKNOWLEDGED:
    By:
         ----------------------

                                                            EXHIBIT 4.5
                                                            -----------
                                                            Page 2 of 2

                                  PERFORMANCE
                            STOCK OPTION CERTIFICATE
                                (Non-Assignable)


                          To Purchase Common Stock of
                                   ADVO, Inc.
                       Issued Pursuant to the 1988 Stock
                     Option Plan of ADVO, Inc., as amended


       THIS CERTIFIES that on __________________, (the "Holder") was granted an option ("Option") to purchase at the Option Price of $___________ per share all or any part of __________________________ paid and non-assessable shares ("Shares") of the Common Stock (par value of $.01 per share) of ADVO, Inc. ("Company"), a Delaware corporation, upon and subject to the following terms and conditions:

       This Option shall expire on ________________.

       This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

       This Option may not be exercised until the first anniversary of this Option's date of grant; 25% of the Shares subject to this Option may be purchased on or after the first anniversary of the Option's date of grant, and an additional 25% of the Shares subject to this Option may be purchased on or after each of the second, third and fourth anniversaries, respectively, of this Option's date of grant, but prior to the Option's expiration date.

       The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Company's 1988 Stock Option Plan, as amended (the "Plan"), the terms and conditions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his receipt of this certificate. A determination of the Board of Directors or the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Board of Directors or the Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

       This Option will not be exercisable unless and until the closing price of the Company's shares on the New York Stock Exchange (or any successor) has been at or above twenty-five dollars ($25) per share, adjusted as provided in the Plan, for at least ninety (90) of the prior one hundred eighty (180) business days.

       If this has not occurred within six (6) years of the date of this grant, and the other conditions of the Plan have been met, these options shall vest at that time, and the Holder shall have ninety (90) days in which to exercise this Option. After that ninety day period, this option shall be null and void.

       WITNESS the seal of the Corporation and the signatures of its duly authorized officers.



    Date:
           ----------------------
    (SEAL)                              ADVO, Inc.
                                        By
                                           -------------------------
                                           Chairman

    ATTEST:
    By:
         ----------------------
         Secretary



    RECEIPT ACKNOWLEDGED:
    By:
         ----------------------